SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 1997
                                                   -----------------

        First Deposit National Bank on behalf of the Providian Master Trust, formerly the First Deposit Master Trust
              (Issuer in respect of the Providian Master Trust,
                   formerly the First Deposit Master Trust,
                5.75% Asset-Backed Certificates, Series 1993-2
             Remarketed Asset-Backed Certificates, Series 1993-3
                6.90% Asset-Backed Certificates, Series 1994-1
            Floating Rate Asset-Backed Certificates, Series 1995-1
                6.05% Asset-Backed Certificates, Series 1995-2
           Floating Rate Asset-Backed Certificates, Series 1996-1)
         -----------------------------------------------------------
              (Exact name of registrant as specified in charter)

                                       33-59922
                                       33-84844
                                       33-99462
     United States of America         333-22131             02-0118519
   ------------------------------    -------------         -------------
  (State or other jurisdiction of    (Commission            I.R.S. Employer
  incorporation or organization)      File No.)             (Identification No.)


            295 Main Street
         Tilton, New Hampshire                               03276
        ------------------------                          ------------
   (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (603) 286-4348
                                                    ------------------

            Not Applicable
------------------------------------------------------------
(Former name or former address, if changed since last report)


Item 5.  Other Events.

Exhibit 4.1 Amendment No. 3 dated as of March 1, 1997 to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended, among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee.

                Effective April 2, 1997, the Required Sellers' Percentage, as defined in Section 1.01 of the Pooling and Servicing Agreement dated as of June 1, 1993, as amended, among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, will be reduced from 5% to 4%, all of the conditions to such reduction having been satisfied.

                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on behalf of the Providian Master Trust, formerly the First Deposit Master Trust, by the undersigned hereunto duly authorized.

                                   PROVIDIAN MASTER TRUST, formerly the First
                                   Deposit Master Trust

                                   By:  FIRST DEPOSIT NATIONAL BANK,
                                        Servicer


                                   By:  /s/ David J. Petrini
                                        _____________________________
                                        David J. Petrini
                                        Senior Vice President and Chief
                                        Financial Officer


Date:   April 1, 1997


                                EXHIBIT INDEX


     Exhibit No.

     Exhibit 4.1 Amendment No. 3 dated as of March 1, 1997 to the Pooling and Servicing Agreement dated as of June
                    1, 1993, as amended, among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee.